As filed with the Securities and Exchange Commission on February 14, 1997.

                                                   Registration No. ____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           Rollins Truck Leasing Corp.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      51-0074022
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                      One Rollins Plaza, 2200 Concord Pike
                           Wilmington, Delaware 19803
                                 (302) 426-2700
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            -------------------------

Michael B. Kinnard, Esq., Vice President-                   With Copies To:
      General Counsel and Secretary                      Thomas R. Brome, Esq.
   One Rollins Plaza, 2200 Concord Pike                 CRAVATH, SWAINE & MOORE
        Wilmington, Delaware 19803                         825 Eighth Avenue
             (302) 426-2812                             New York, NY 10019-7415
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
                                                Proposed       Proposed
                                                Maximum         Maximum
Title of Each Class               Amount        Offering       Aggregate       Amount of
of Securities to be               to be          Price         Offering       Registration
  Registered                    Registered     Per Unit(1)     Price(1)          Fee(1)
------------------------------------------------------------------------------------------
Collateral Trust
  Debentures                   $200,000,000       100%       $200,000,000       $60,606
------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. This Registration Statement includes $30,000,000 of Collateral Trust Debentures previously registered on Form S-3 (Registration No. 33-67682). The filing fee associated with these Collateral Trust Debentures which has been previously paid upon the filing of Registration Statement No. 33-67682 amounted to $9,375.

                            ------------------------

     Pursuant to Rule 429 of the rules and regulations of the Commission under the Securities Act of 1993, the Prospectus contained herein also relates to Registration Statement No. 33-67682 and this Registration Statement also constitutes Post-Effective Amendment No. 1 to such Registration Statement.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS     SUBJECT TO COMPLETION, DATED ______________, 1997

ROLLINS TRUCK LEASING CORP.

COLLATERAL TRUST DEBENTURES  ($230,000,000)

     Rollins Truck Leasing Corp. (formerly RLC CORP. the "Company") from time to time may offer its Collateral Trust Debentures (the "Debentures") up to an aggregate principal amount of $230,000,000. The Debentures may be offered as separate series in amounts, at prices and on terms to be set forth in supplements to this Prospectus. The Company may sell the Debentures to or through one or more underwriters, and also may sell the Debentures directly to other purchasers or through agents or dealers. See "Plan of Distribution".

     The terms of the Debentures, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, rate (which may be fixed or variable) and time of payment of interest, any terms for redemption at the option of the Company, any terms for sinking fund payments, the initial public offering price, the names of, and the principal amounts to be purchased by, underwriters and the compensation of such underwriters, any listing of the Debentures on a securities exchange and the other terms in connection with the offering and sale of the Debentures in respect of which this Prospectus is being delivered, are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement").

     See "Risk Factors" on page 5 for a discussion of certain factors that should be considered by prospective purchasers of the Collateral Trust Debentures.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
                             Price to         Underwriting         Proceeds to
                             Public(1)       Discounting(2)       Company (1)(3)
Per Debenture..........
--------------------------------------------------------------------------------
Total..................
--------------------------------------------------------------------------------

(1)  Plus accrued interest, if any, from _____________

(2) The Company has agreed to indemnify the Underwriter against certain liabilities, including certain liabilities under the Securities Act of 1993, as amended. See "Underwriting".

(3)  Before deducting expenses of the Company estimated at $_________.


                The date of this Prospectus is ___________, 1997.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Branch of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov. The Company's Common Stock is listed on both the New York and Pacific Stock Exchanges and reports, proxy statements and other information concerning the Company can be inspected at the offices of either Exchange.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement which may be inspected without charge at the Public Reference Branch of the Commission, 450 Fifth Street, N.W., Washington, D.C.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996;

     2. The Company's Proxy Statement relating to the Annual Meeting of Shareholders held on January 30, 1997;

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996;

     4. All documents filed subsequent to the date of this Prospectus, and prior to the termination of the offering of the Debentures, by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Prospectus.

     The Company undertakes to provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, copies of any or all of the documents incorporated by reference herein, other than exhibits to such documents. Requests for such copies should be directed to Rollins Truck Leasing Corp., P. O. Box 1791, Wilmington, Delaware 19899, Attention of Patrick J. Bagley, Vice President-Finance and Treasurer (Telephone:
(302) 426-3409).

                           ROLLINS TRUCK LEASING CORP.

     Rollins Truck Leasing Corp. (the "Company") is incorporated in the State of Delaware. Its mailing address and telephone number for its principal executive offices are One Rollins Plaza, P. O. Box 1791, Wilmington, Delaware 19899, and
(302) 426-2700. On January 25, 1990, the name of the Company was changed from RLC CORP. to Rollins Truck Leasing Corp.

     The Company operates principally in one industry segment and through its principal subsidiaries, Rollins Leasing Corp. ("Rollins") and Rollins Logistics Inc., is engaged primarily in full-service truck leasing and rentals and the provision and management of complete truck transportation and distribution systems. All of the Company's operations currently are conducted within the United States.

     Full-service leasing accounts for the major portion of Rollins' revenues. Under these leases, Rollins purchases vehicles and components that are custom-engineered to the customer's requirements. This equipment is then leased to the customer for periods usually ranging from three to eight years. Rollins provides fuel, oil, tires, washing and regularly scheduled maintenance and repairs at its facilities. In addition, it arranges for licenses and insurance, pays highway and use taxes and supplies a 24-hour-a-day emergency road service to its customers.

     Another service that the Company provides its customers through Rollins Logistics Inc. and its subsidiaries is Logistics Services and Dedicated Carriage Services ("DCS"). DCS analyzes the customer's specific distribution needs and then designs and operates a customized transportation service, which can include any of the services mentioned previously plus management, drivers and other operating personnel. Logistics Services addresses the needs of companies which desire to outsource their distribution and warehousing functions to a third party provider. These functions can range from selection and negotiation of core carrier contracts to selection of the most cost effective carrier for specific traffic lane movements.

     The commercial rental fleet which at September 30, 1996 consisted of more than 7,500 units with payload capacities ranging from 4,000 to 45,000 pounds offers tractors, trucks and a limited number of trailers to customers for short periods of time ranging from one day to several months. The Company's commercial rental fleet also provides additional vehicles to full-service lease customers to handle their peak or seasonal business needs. The rental fleet's average age is approximately two years. The utilization rate of the rental fleet during fiscal year 1996 was in excess of 83%. Rollins does not offer services in the consumer one-way truck rental market.

     Rollins also furnishes a guaranteed maintenance service to private fleet customers who choose to own their vehicles. This service includes preventive maintenance, fuel procurement, tax reporting, permitting, licensing and access to the Rollins 24-hour-a day emergency road service.

     The Company, through its principal subsidiaries maintains more than 32,000 vehicles from 202 owned or leased facilities located throughout the United States. The Company believes that Rollins is the third largest competitor in the field of full-service, long-term leasing and short-term commercial rental of heavy duty trucks in the United States.

                             SUMMARY FINANCIAL DATA
                   ($ In Thousands, except per share amounts)

     The following summary has been prepared to reflect the operations of the Company and is qualified in its entirety by the detailed information and financial statements available as described under "Incorporation of Certain Documents by Reference".


                                          Quarter Ended
                                           December 31,                  Fiscal Year Ended September 30,
-----------------------------------------------------------  ----------------------------------------------------
                                         1996        1995        1996        1995      1994      1993      1992
-----------------------------------------------------------  ----------------------------------------------------
Revenues                             $  133,697  $  125,021  $  513,779  $  482,612  $450,903  $408,778  $380,384
Expenses:
  Operating                              54,646      51,201     211,919     194,073   183,222   167,248   160,023
  Depreciation                           41,774      38,426     158,407     146,777   130,512   118,144   109,603
  Gain on sale of property
    and equipment                        (2,429)     (1,899)     (7,950)    (12,657)   (8,530)   (6,139)   (3,110)
  Selling and administrative             11,498      11,904      47,995      43,146    42,473    40,440    37,855
-----------------------------------------------------------  ----------------------------------------------------
                                        105,489      99,632     410,371     371,339   347,677   319,693   304,371
-----------------------------------------------------------  ----------------------------------------------------

Operating earnings                       28,208      25,389     103,408     111,273   103,226    89,085    76,013
Interest income                            -           -           -            272       593     1,023     1,500
Interest expense                        (12,104)    (11,803)    (47,481)    (44,453)  (37,429)  (35,451)  (36,845)
-----------------------------------------------------------  ----------------------------------------------------
Earnings before income taxes             16,104      13,586      55,927      67,092    66,390    54,657    40,668
Income taxes                              6,281       5,230      21,811      25,756    26,562    24,241    16,029
-----------------------------------------------------------  ----------------------------------------------------

Net earnings                         $    9,823  $    8,356  $   34,116  $   41,336  $ 39,828  $ 30,416  $ 24,639
===========================================================  ====================================================

Earnings per share                   $      .23  $      .19  $      .78  $      .91  $    .86  $    .66  $    .53
===========================================================  ====================================================

Average common shares and
  equivalents outstanding                43,110      44,818      43,730      45,365    46,310    46,260    46,007
-----------------------------------------------------------  ----------------------------------------------------

Total assets                         $1,110,866  $1,042,273  $1,125,212  $1,027,029  $909,717  $781,161  $708,483
Equipment financing obligations      $  620,308  $  580,566  $  640,854  $  573,554  $498,365  $427,307  $390,256
Long-term debt                       $      475  $      601  $      508  $      632  $    782  $    922  $  6,826
Shareholders' equity                 $  280,689  $  276,333  $  284,048  $  275,553  $251,197  $216,750  $191,027
Ratio of earnings to
  fixed charges (1)                        2.25        2.08        2.10        2.41      2.64      2.43      2.03

----------

(1) For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest, the portion of rental expenses identified as interest and amortization of debt expense. Earnings are computed by adding the amount of such fixed charges to earnings before income taxes.

                                  RISK FACTORS

     Prospective Debentureholders should carefully consider the following factors, in addition to the other information in this Prospectus, before purchasing Debentures. This Prospectus contains certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Prospective Debentureholders are cautioned that such statements are only predictions and involve a number of risks and uncertainties. Actual events or results may differ materially. In evaluating such statements, prospective Debentureholders should specifically consider the following factors, and other information in this Prospectus, which could cause actual results to differ materially from those indicated by such forward-looking statements.

     Redemption - In an environment of falling interest rates, any provisions for the redemption of Debentures prior to maturity or for optional additional sinking fund payments could adversely affect Debentureholders whose securities were redeemed if they were unable to reinvest their proceeds at comparable interest rates. See "Description of Debentures - Redemption Provisions."

     Limitation on Dividends - The Company may not, so long as any of the Offered Debentures are outstanding, declare or pay any dividend or make any distribution on any shares of its capital stock (other than dividends or distributions payable in shares of capital stock of the Company) or make or permit any subsidiary to make any payment to purchase, redeem or otherwise acquire any shares of capital stock of the Company if, upon giving effect thereto, the aggregate amount expended for all such purposes subsequent to September 30, 1984 (the "Applicable Date") would exceed the sum of Consolidated Net Earnings since the Applicable Date and $10,000,000, except that the Company may credit against such purchases, redemptions and retirements of capital stock of the Company the net consideration received by the Company subsequent to the Applicable Date from the issue or sale of additional capital stock of the Company. See "Description of Debentures - Certain Covenants of the Company - Limitation of Dividends." At December 31, 1996, the Company was permitted to pay dividends and make other distributions of up to $183,691,000 pursuant to the limitation on dividends covenant.

     Limitation on Consolidated Indebtedness - As long as any of the Offered Debentures are outstanding, the Company may not, nor may it permit any of its subsidiaries to, create, incur or assume any Indebtedness unless immediately after such creation, incurring or assumption, and after giving effect to the utilization of the proceeds thereof, the aggregate amount of Consolidated Indebtedness of the Company shall be less than 400% of the Consolidated Net Worth of the Company. See "Description of Debentures - Limitation on Consolidated Indebtedness."

     Other than the limitation on dividends and the limitation on consolidated indebtedness described above, the Collateral Trust Indenture contains no provisions that may afford Debentureholders protection in the event of any restructuring, recapitalization or other highly leveraged transaction.

     Tender Offers - Although no such transaction is contemplated, the Company will comply with any applicable tender offer rules, including, but not limited to, Rule 14e-1 of the Securities Exchange Act of 1934, with respect to any repurchase of securities by the Company.

                                 USE OF PROCEEDS

     The proceeds to be received by the Company from the sale of the Debentures will be advanced to Rollins (the "Participating Subsidiary") which will use such funds to purchase vehicles and related equipment, reduce indebtedness under its individual revolving credit agreement or retire other existing equipment financing obligations. Each Prospectus Supplement will include the specific amount of the proceeds from the sale of the Debentures offered thereby to be applied to asset purchases or debt reductions as noted in the preceding sentence. Pending such application by Rollins the proceeds may be temporarily invested in short-term marketable securities.

                              PLAN OF DISTRIBUTION

     The Company may sell the Debentures to or through one or more underwriters, who will be named in the applicable Prospectus Supplement, and also may sell the Debentures directly to other purchasers or through agents or dealers. Only underwriters named in the Prospectus Supplements are deemed to be underwriters in connection with the Debentures offered thereby.

     The distribution of the Debentures may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of the Debentures, such underwriters may receive compensation from the Company, or from purchasers of the Debentures for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the Debentures may be deemed to be underwriters and any discounts or commissions received by them and any profit on the resale of the Debentures by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation will be described, in the Prospectus Supplement.

     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of the Debentures may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

Delayed Delivery Arrangements

     If so indicated in the Prospectus Supplement, the Company will authorize dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Offered Debentures from the Company pursuant to contracts providing for payment and delivery on a specified future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Offered Debentures shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Offered Debentures are also being sold to underwriters, the Company shall have sold to such underwriters the Offered Debentures not sold for delayed delivery. The dealers or such other persons will not have any responsibility in respect of the validity or performance of such contracts.

                            DESCRIPTION OF DEBENTURES

     The following description of the Debentures sets forth certain general terms and provisions of the Debentures to which any Prospectus Supplement may relate. The particular terms of the Debentures offered by any Prospectus Supplement (the "Offered Debentures") and the extent, if any, to which such general provisions may apply to the Offered Debentures will be described in the Prospectus Supplement relating to such Offered Debentures.

     The Offered Debentures will be issued under a Collateral Trust Indenture dated as of March 21, 1983 (the "Collateral Trust Indenture"), between the Company and Continental Bank, National Association (formerly Continental Illinois National Bank and Trust Company of Chicago) as Trustee (the "Trustee"), as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 (the "Third Supplemental Indenture") and by the Eighth Supplemental Indenture dated as of May 15, 1990 (the "Eighth Supplemental Indenture") and as supplemented and amended from time to time, including supplemental indentures setting forth the terms of each series of the Offered Debentures. The Collateral Trust Indenture, as amended by the Third Supplemental Indenture and the Eighth Supplemental Indenture, is herein called the "Indenture". The following statements are subject to the detailed provisions of the Indenture, a copy of which is incorporated by reference as an exhibit to the Registration Statement. References appearing below are to the Collateral Trust Indenture unless otherwise indicated and wherever particular provisions are referred to such provisions are incorporated by reference as a part of the statement made and the statement is qualified in its entirety by such reference. Whenever a defined term is referred to and not herein defined, the definition thereof is contained in the Indenture. As of the date of this Prospectus, an aggregate of $545,000,000 of Collateral Trust Debentures are outstanding under the Collateral Trust Indenture. Reference is made to the Prospectus Supplement for any subsequent Series of Debentures issued under the Indenture.

General

     The Offered Debentures will be obligations of the Company secured at the time of issuance by the pledge of unsecured demand promissory notes issued by one or more Participating Subsidiaries, which notes may in turn thereafter be secured by liens on Vehicles and vehicle leases under the circumstances set forth below under "Security Provisions". The Company and Rollins are prohibited (at their own volition) from securing the Notes by creating a security interest in the Vehicles. A Participating Subsidiary, as defined in the Indenture, means a wholly-owned subsidiary of the Company engaged primarily in the business of renting and/or leasing Vehicles and/or providing carriage by Vehicles and which has executed and delivered one or more Loan Agreements and issued one or more Notes. As of the date of this Prospectus, Rollins is the only subsidiary of the Company that qualifies as a Participating Subsidiary. As of the date of this Prospectus the outstanding Debentures are secured by the pledge of $545,000,000 principal amount of the unsecured demand promissory notes of Rollins.

     The Indenture does not limit the amount of Debentures that may be issued thereunder and provides that Debentures may be issued thereunder from time to time in one or more series.

Redemption Provisions

     All or any part of the Debentures of any series may be redeemed before maturity at such time or from time to time, and on such terms, subject to the provisions of the Indenture, as the Board of Directors of the Company may determine and as shall be expressed in the Supplemental Indenture establishing the Debentures of such series. The Supplemental Indenture establishing a series of Debentures may also provide for mandatory and optional sinking fund payments to redeem the Debentures including the amounts of such payments, the payment dates and the redemption prices.

     In an environment of falling interest rates, any provisions for the redemption of Debentures prior to maturity or for optional additional sinking fund payments could adversely affect Debentureholders whose securities were redeemed if they were unable to reinvest their proceeds at comparable interest rates.

     Reference is made to the Prospectus Supplement relating to the particular series of Offered Debentures offered thereby for the following terms of the Offered Debentures: (i) the title of the Offered Debentures; (ii) any limit on the aggregate principal amount of the Offered Debentures; (iii) the price or prices at which the Offered Debentures will be issued; (iv) the date or dates on which the Offered Debentures will mature; (v) the rate or rates (which may be fixed or variable) per annum at which the Offered Debentures will bear interest;
(vi) the interest payment dates on which such interest will be payable, the date on which payment of such interest will commence and the regular record dates for such interest payment dates; (vii) the dates, if any, on which, and the price or prices at which, the Offered Debentures will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund provisions, be redeemed by the Company, and the other detailed terms and provisions of such sinking fund; and (viii) the date, if any, after which, and the price or prices at which, the Offered Debentures may, pursuant to any optional redemption provisions, be redeemed at the option of the Company and the other detailed terms and provisions of such optional redemption.

     Principal and any premium will be payable at the agency of the Company in Chicago, Illinois, or New York, New York. The Debentures may be presented for registration of transfer or exchange at such offices, subject to the limitations provided in the Indenture, without any service charge, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 2.06, 2.08, 2.11, 2.12 and 7.02).

     The Indenture requires that funds equal to the principal amount of Debentures issued from time to time will, on the date of such issuance, be advanced to one or more Participating Subsidiaries. In exchange, each Participating Subsidiary will issue to the Company a promissory note (in the aggregate, "Notes") in the principal amount of any advances to it. The Company in turn will pledge the Notes to the Trustee as security for all Debentures. Notes will be payable as to principal on demand and will bear interest at the same rate, payable at the same time, as interest on the Debentures being so issued. The Indenture requires that after giving effect to the issue of additional Debentures and to any concurrent retirement of other Debentures by use of any proceeds from such issue and any moneys then held by the Trustee, the obligations to pay principal, premium, if any, and interest contained in all the Notes shall be sufficient, in the aggregate, to pay all principal, premium, if any, and interest on all Outstanding Debentures. (Granting Clauses and Section 4.01).

Certain Covenants of the Company

     Limitation on Equipment Indebtedness of Participating Subsidiaries. The Company covenants that if the aggregate amount of the Equipment Indebtedness of any Participating Subsidiary (which, for the purposes of this covenant only, includes the wholly-owned subsidiaries of a Participating Subsidiary) exceeds 90% of the Net Book Value of its Vehicles at the end of any fiscal quarter, the Company will, on or before 45 days after the expiration of such fiscal quarter, cause such Participating Subsidiary to prepay one or more of its Notes to the extent necessary to reduce such percentage to not more than 90%. (Section 7.14).

     Certain Definitions. Equipment Indebtedness means all indebtedness other than (i) Permitted Indebtedness, (ii) indebtedness expressly subordinated to the prior payment of the Debentures or the Notes, as the case may be, (iii) indebtedness secured by real estate or improvements thereon (to the extent such indebtedness does not exceed the greater of cost or appraised value of such real estate and improvements) and (iv) trade indebtedness payable within 90 days from the date incurred. Net Book Value with respect to a Vehicle means initial cost depreciated on a monthly basis at the faster of (x) the fastest rate prescribed by any instrument at the time in effect evidencing or pursuant to which there is outstanding any indebtedness of the Vehicle owner, or (y) the rate then utilized for the purpose of financial statements submitted to the Company's stockholders. Permitted Indebtedness means indebtedness originally created in favor of a manufacturer or seller or financial institution incurred to finance the purchase of vehicles and secured by a lien on such purchased vehicles and indebtedness secured by a lien on vehicles which predates the acquisition by the Company of the business owning such vehicles. Vehicle means a self-propelled chattel and all related equipment and accessories or a chattel which customarily moves with a self-propelled chattel, including a truck, truck tractor, truck trailer, container, automobile, bus, or other similar unit and materials handling equipment, but does not include any such vehicle leased from another or any vehicle which has been pledged to secure Permitted Indebtedness. (Article 1).

     Limitation on Dividends. The Company may not, so long as any of the Offered Debentures are outstanding, declare or pay any dividend or make any distribution on any shares of its capital stock (other than dividends or distributions payable in shares of capital stock of the Company) or make or permit any subsidiary to make any payment to purchase, redeem or otherwise acquire any shares of capital stock of the Company if, upon giving effect thereto, the aggregate amount expended for all such purposes subsequent to September 30, 1984 (the "Applicable Date") would exceed the sum of Consolidated Net Earnings since the Applicable Date and $10,000,000, except that the Company may credit against such purchases, redemptions and retirements of capital stock of the Company the net consideration received by the Company subsequent to the Applicable Date from the issue or sale of additional capital stock of the Company. (Section 7 of the Third Supplemental Indenture).

     Limitation on Consolidated Indebtedness. As long as any of the Offered Debentures are outstanding, the Company may not, nor may it permit any of its subsidiaries to, create, incur or assume any Indebtedness unless immediately after such creation, incurring or assumption, and after giving effect to the utilization of the proceeds thereof, the aggregate amount of Consolidated Indebtedness of the Company shall be less than 400% of the Consolidated Net Worth of the Company. (Section 7.13). Other than the limitation on consolidated indebtedness, the Indenture contains no provisions that may afford debt holders protection in the event of a highly leveraged transaction.

Security Provisions

     All Offered Debentures will be obligations of the Company secured by Notes pledged to the Trustee. Any additional series of Debentures will be secured by Notes of Participating Subsidiaries pledged to the Trustee. Such Notes will be unsecured obligations of the makers thereof, except that if any Participating Subsidiary grants or otherwise permits to exist any security interest in its Vehicles or its vehicle leases (except statutory liens), the Indenture requires that there be created a security interest in such Vehicles or vehicle leases for the benefit of the Trustee as holder of the Notes of such Participating Subsidiary ranking equally and ratably with, and existing for at least the same length of time as, such other security interests. (Sections 4.01 and 7.15 and Exhibit A to the Indenture).

     An agreement among the Company, Rollins and the lenders under the existing unsecured bank revolving credit agreement between Rollins and such lenders requires Rollins to create, at the option of the relevant lenders (and restricts them from otherwise creating), a security interest in its Vehicles in favor of a trustee designated by such lenders and for the benefit of the Trustee (as holder of the Notes of Rollins), the lenders under Rollins' bank revolving credit agreement and the holders of such other indebtedness as may be entitled to share in such security interests. Neither the Trustee nor the Debentureholders may initiate the creation of such a security interest.

Modification of Indenture and Waiver of Certain Covenants

     With the consent of the holders of a majority in aggregate principal amount of all Outstanding Debentures, and of at least 66 2/3% in aggregate principal amount of each series of Debentures then Outstanding which is affected thereby, the Trustee and the Company may modify or waive any provisions of the Indenture or modify in any manner the rights of the

Debentureholders, except that, without the consent of the holder of each such Outstanding Debenture of any series so affected, no such modification or waiver shall, among other things, (i) extend the maturity of principal or interest on such Debenture, or reduce or modify the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, (ii) permit the creation of any prior or pari passu lien on any of the Notes or other pledged property, if any, or terminate the lien of the Indenture thereon or (iii) reduce the aforesaid percentage of holders of Debentures whose consent shall be required for such modification or waiver. (Sections 11.02 and 18.02).

Defaults and Certain Rights on Default

     An Event of Default is defined in the Indenture as being: (i) default for 30 days in payment of any interest on any Debenture; (ii) default in payment of principal or of premium, if any, on any Debenture; (iii) default in payment of any Sinking Fund installment in respect of any Debenture; (iv) default in the performance of the covenants described under "Certain Covenants of the Company - Limitation on Equipment Indebtedness of Participating Subsidiaries", "Certain Covenants of the Company - Limitation on Dividends", and "Security Provisions" or default for 30 days in the performance of certain covenants contained in a loan agreement relating to any Note; (v) default for 60 days after written notice in performance of any other covenant in the Indenture or in the Debentures; (vi) default with respect to other Indebtedness or Lease Obligation of the Company or any subsidiary of the Company continuing for 30 days or acceleration of the stated maturity of any such Indebtedness or Lease Obligation in an aggregate principal amount of $2,000,000 or more; or (vii) certain events of bankruptcy, insolvency, receivership or reorganization relating to the Company or any Participating Subsidiary. The Company will be required to file with the Trustee annually a written statement as to the fulfillment of its obligations under the Indenture. In case an Event of Default should occur and be continuing, the Trustee or the holders of at least 25% in principal amount of the Debentures then Outstanding (or 25% of any series of Debentures as to which an event of Default in respect of principal, premium, if any, interest or Sinking Fund installments has occurred) may declare the principal of all the Debentures to be due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Debentures (and of any such series) at the time Outstanding. (Article X and Section 7.11).

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Debentures, unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the Debentures at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Sections 10.07, 10.08, 12.01 and 12.02).

                                     EXPERTS

     The financial statements and financial statement schedules incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 have been so incorporated in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.


                                 LEGAL OPINIONS

     Certain legal matters relating to the Offered Debentures will be passed upon for the Company by Michael B. Kinnard, Esq., Vice President-General Counsel and Secretary of the Company, and by attorneys for the underwriters, if any, who are identified in the Prospectus Supplement. As of the date of this Prospectus, Mr. Kinnard owns beneficially 1,500 shares of the Common Stock of the Company and owns directly options to purchase 24,715 shares of such stock.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                                  ------------


                                TABLE OF CONTENTS

                               Page
                               ----

Available Information            2
Incorporation of Certain
  Documents by Reference         2
Rollins Truck Leasing Corp.      3
Summary Financial Data           4
Risk Factors                     5
Use of Proceeds                  6
Plan of Distribution             6
Description of Debentures        7
Experts                         12
Legal Opinions                  12



                                  $230,000,000




                           Rollins Truck Leasing Corp.



                        ____% Collateral Trust Debentures
                                  Series ____,

                               Due _______________










                                   PROSPECTUS










                             ________________, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution*

         Registration Fee                                            $ 60,606
         Rating Agency Fees                                           215,000
         Accounting Fees and Expenses                                  50,000
         Trustee's Fees and Expenses                                   25,000
         Blue Sky Fees and Expenses                                    10,000
         Printing and Engraving Fees                                   25,000
         Legal Fees                                                   100,000
         Miscellaneous                                                 10,000
                                                                     --------
                  Total                                              $495,606
                                                                     ========
----------
*All amounts are estimated except for registration fee.

Item 15. Indemnification of Directors and Officers.

     The Company is incorporated under the General Corporation Law of the State of Delaware (the "Delaware Law"). Delaware Law permits a corporation to indemnify its directors (and officers) against expenses, judgements, settlement payments and other costs incurred in connection with litigation or similar proceedings, subject to certain limitations. The By-Laws of the Company provide for indemnification of directors to the fullest extent legally permissible under Delaware Law. Delaware Law authorizes a Delaware corporation to include in its certificate of incorporation (and the Company's Restated Certificate of Incorporation contains) a provision that eliminates or limits the ability of the corporation and its shareholders to recover monetary damages from a director for breach of fiduciary duty as a director; but Delaware Law does not permit such a provision to eliminate or limit the liability of a director for (i) any breach of the duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) paying a dividend or approving a stock repurchase which is illegal under certain provisions of Delaware Law, or (iv) any transaction from which the director derived an improper personal benefit.

         ARTICLE VII of the By-Laws of the Company provides as follows:

                                 Indemnification

     Section 7.1. General. The Company shall indemnify, and advance Expenses (as hereinafter defined) to, Indemnitee (as hereinafter defined) to the fullest extent permitted by applicable law in effect on July 23, 1986, and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Article.

     Section 7.2. Proceedings Other Than Proceedings By Or In The Right Of The Company. Indemnitee shall be entitled to the indemnification rights provided in this Section 2 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 2, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 7.3. Proceedings By Or In The Right Of The Company. Indemnitee shall be entitled to the indemnification rights provided in this Section 3 to the fullest extent permitted by law if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company.

     Section 7.4. Indemnification For Expenses Of A Party Who Is Wholly Or Partly Successful. Notwithstanding any other provision of this Article, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     Section 7.5. Indemnification For Expenses Of A Witness. Notwithstanding any other provision of this Article, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

     Section 7.6. Advancement Of Expenses. The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

     Section 7.7. Procedure For Determination Of Entitlement To Indemnification.

          (a) To obtain indemnification under this Article, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The determination of Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Company of the written request for indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

          (b) Indemnitee's entitlement to indemnification under any of Sections 2, 3 or 4 of this Article shall be determined in the specific case: (i) by the Board of Directors by a majority vote of a quorum of the Board consisting of Disinterested Directors (as hereinafter defined); or (ii) by Independent Counsel (as hereinafter defined), in a written opinion, if (A) a Change of Control (as hereinafter defined) shall have occurred and Indemnitee so requests, or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs; or (iii) by the stockholders of the Company; or (iv) as provided in
Section 8 of this Article.

          (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7.7(b) of this Article, the Independent Counsel shall be selected as provided in this Section 7.7(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, and if so requested by Indemnitee in his written request for indemnification, the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 7 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 13 of this Article, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected shall be disqualified from acting as such. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 7.7(a) hereof, no Independent Counsel shall have been selected, or if selected shall have been objected to, in accordance with this Section 7.7(c), either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person so appointed shall act as Independent Counsel under Section 7.7(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in acting pursuant to Section 7.7(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 7.7(c), regardless of the manner in which such Independent Counsel was selected or appointed.

     Section 7.8. Presumptions And Effect Of Certain Proceedings. If a Change of Control shall have occurred, Indemnitee shall be presumed (except as otherwise expressly provided in this Article) to be entitled to indemnification under this Article upon submission of a request for indemnification in accordance with
Section 7.7(a) of this Article, and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a determination contrary to that presumption. Whether or not a Change of Control shall have occurred, if the person or persons empowered under Section 7.7 of this Article to determine entitlement to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless (i) Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification, or (ii) such indemnification is prohibited by law. The termination of any Proceeding described in any of Sections 2, 3, or 4 of this Article, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

     Section 7.9. Remedies Of Indemnitee.

          (a) In the event that (i) a determination is made pursuant to Section
7.7 of this Article that Indemnitee is not entitled to indemnification under this Article, (ii) advancement of Expenses is not timely made pursuant to
Section 7.6 of this Article, or (iii) payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Sections 7.7 or 7.8 of this Article, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

          (b) In the event that a determination shall have been made pursuant to
Section 7.7 of this Article that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 7.9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 7.9 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

          (c) If a determination shall have been made or deemed to have been made pursuant to Sections 7.7 or 7.8 of this Article that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 7.9, unless (i) Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification, or (ii) such indemnification is prohibited by law.

          (d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 7.9 that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Article.

          (e) In the event that Indemnitee, pursuant to this Section 7.9, seeks a judicial adjudication of, or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 7.12 of this Article) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

     Section 7.10. Non-Exclusivity And Survival Of Rights. The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the By-Laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. Notwithstanding any amendment, alteration or repeal of any provision of this Article, Indemnitee shall, unless otherwise prohibited by law, have the rights of indemnification and to receive advancement of Expenses as provided by this
Article in respect of any action taken or omitted by Indemnitee in his Corporate Status and in respect of any claim asserted in respect thereof at any time when such provision of this Article was in effect. The provisions of this Article shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.

     Section 7.11. Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

          (a) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

          (b) to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     Section 7.12. Certain Persons Not Entitled To Indemnification Or Advancement Of Expenses. Notwithstanding any other provision of this Article, no person shall be entitled to indemnification or advancement of Expenses under this Article with respect to any Proceeding, or any claim therein, brought or made by him against the Company.

     Section 7.13. Definitions. For purposes of this Article:

          (a) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 5(f) of
Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

          (b) "Corporate Status" describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

          (c) "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

          (d) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

          (e) "Indemnitee" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Sections 2, 3 or 4 of this Article by reason of his Corporate Status.

          (f) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Article.

          (g) "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 9 of this Article to enforce his rights under this Article.

     Section 7.14. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

Item 16.  Exhibits

     1    Form of Underwriting Agreement.

     4(a) Collateral Trust Indenture dated as of March 21, 1983, between Rollins
          Truck Leasing Corp. (formerly RLC CORP.) and Continental Bank, National Association (formerly Continental Illinois National Bank and Trust Company of Chicago), as Trustee, as filed with Registration Statement No. 33-40476 dated May 10, 1991 is incorporated herein by reference.

     4(b) Third Supplemental Collateral Trust Indenture dated as of February 20,
          1986 between Rollins Truck Leasing Corp. (formerly RLC CORP.) and Continental Bank, National Association (formerly Continental Illinois National Bank and Trust Company of Chicago), as Trustee, as filed with Registration Statement No. 33-40476 dated May 10, 1991 is incorporated herein by reference.

     4(c) Eighth Supplemental Collateral Trust Indenture dated as of May 15,
          1990 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986, between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee, as filed with the Company's Registration Statement No. 33-67682 dated August 20, 1993 is incorporated herein by reference.

     4(d) Form of __________ Supplemental Collateral Trust Indenture dated as of
          ____________, between Rollins Truck Leasing Corp. and First Union National Bank, as Trustee.

     4(e) Form of Series _______ Debentures (Included in Exhibit 4(d) on pages 1 through 5)

     4(f) Ninth Supplemental Collateral Trust Indenture dated as of December 1,
          1991 to the Collateral Trust Indenture dated as of March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated as of May 15, 1990, between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee.

     4(g) Tenth Supplemental Collateral Trust Indenture dated as of April 28,
          1992 to the Collateral Trust Indenture dated as of March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated as of May 15, 1990, between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee.

     4(h) Eleventh Supplemental Collateral Trust Indenture dated as of March 15,
          1993 to the Collateral Trust Indenture dated as of March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated as of May 15,

          1990, between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee.

     4(i) Twelfth Supplemental Collateral Trust Indenture dated as of March 15,
          1994 to the Collateral Trust Indenture dated as of March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated as of May 15, 1990, between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee.

     4(j) Thirteenth Supplemental Collateral Trust Indenture dated as of March
          15, 1995 to the Collateral Trust Indenture dated as of March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated as of May 15, 1990, between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee.

     4(k) Fourteenth Supplemental Collateral Trust Indenture dated as of May 15,
          1995 to the Collateral Trust Indenture dated as of March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated as of May 15, 1990, between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee.

     4(l) Fifteenth Supplemental Collateral Trust Indenture dated as of March
          15, 1996 to the Collateral Trust Indenture dated as of March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated as of May 15, 1990, between Rollins Truck Leasing Corp. and First Trust of Illinois, National Association, as Trustee.

     4(m) Sixteenth Supplemental Collateral Trust Indenture dated as of August
          7, 1996 to the Collateral Trust Indenture dated as of March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated as of May 15, 1990, between Rollins Truck Leasing Corp. and First Trust of Illinois, National Association, as Trustee.

     4(n) RLC CORP. (now known as Rollins Truck Leasing Corp.) Rights Agreement dated as of June 14, 1989 as filed as an Exhibit to Registration Statement on Form 8-A filed by Registrant on June 15, 1989 is incorporated herein by reference.

     5    Opinion of Counsel for the Company

    12    Computation of Ratio of Earnings to Fixed Charges

    23(a) Consent of KPMG Peat Marwick LLP, Independent Certified Public
          Accountants

    23(b) Consent of Counsel for the Company (included in Exhibit 5)

    24 Power of Attorney - included on page 13 of Part II of this Registration Statement.

    25 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"), unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and incorporated herein by reference;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act and incorporated herein by reference;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Act each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing by-law provisions, state statute or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New Castle, State of Delaware as of the 14th day of February, 1997.

                                                 Rollins Truck Leasing Corp.
                                            ------------------------------------
                                                         Registrant



                                            /s/ John W. Rollins, Jr.
                                            ------------------------------------
                                            John W. Rollins, Jr., President and
                                            Chief Operating Officer



                                            /s/ Patrick J. Bagley
                                            ------------------------------------
                                            Patrick J. Bagley
                                            Vice President-Finance and Treasurer
                                            Chief Financial Officer
                                            and Chief Accounting Officer

                                POWER OF ATTORNEY

     Know All Men by these Presents, that each person whose signature appears below constitutes and appoints John W. Rollins, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signatures                   Title                         Date
          ----------                   -----                         ----

/s/ William B. Philipbar, Jr.     Director                     February 14, 1997
-----------------------------


/s/ Gary W. Rollins               Director                     February 14, 1997
-----------------------------
Gary W. Rollins


/s/ John W. Rollins               Chairman of the Board        February 14, 1997
-----------------------------     and Chief Executive
John W. Rollins                   Officer



/s/ Henry B. Tippie               Vice Chairman of the         February 14, 1997
-----------------------------     Board and Chairman of
Henry B. Tippie                   the Executive Committee



/s/ Patrick J. Bagley             Vice President-Finance and   February 14, 1997
-----------------------------     Treasurer, Chief Financial
Patrick J.Bagley                  Officer and Chief
                                  Accounting Officer

                                  EXHIBIT INDEX


Exhibit No.                                                             Page No.
-----------                                                             --------

     1.   Form of Underwriting Agreement...............................

     4(d) Form of ______________ Supplemental Collateral Trust
          Indenture dated as of __________________, between Rollins Truck Leasing Corp. and First Union National Bank, as
          Trustee......................................................

     4(e) Form of Series ___ Debentures (Included in Exhibit 4(d) on
          pages 1 through 5)...........................................

     4(f) Ninth Supplemental Collateral Trust Indenture dated as of
          December 1, 1991 between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee.

     4(g) Tenth Supplemental Collateral Trust Indenture dated as of
          April 28, 1992 between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee.

     4(h) Eleventh Supplemental Collateral Trust Indenture dated as of
          March 15, 1993 between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee.

     4(i) Twelfth Supplemental Collateral Trust Indenture dated as of
          March 15, 1994 between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee.

     4(j) Thirteenth Supplemental Collateral Trust Indenture dated as of March 15, 1995 between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee.

     4(k) Fourteenth Supplemental Collateral Trust Indenture dated as of May 15, 1995 between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee.

Exhibit No.                                                             Page No.
-----------                                                             --------

    4(l) Fifteenth Supplemental Collateral Trust Indenture dated as of March 15, 1996 between Rollins Truck Leasing Corp. and First Trust of Illinois, National Association, as Trustee.

    4(m) Sixteenth Supplemental Collateral Trust Indenture dated as of August 7, 1996 between Rollins Truck Leasing Corp. and First Trust of Illinois, National Association, as Trustee.

    5.    Opinion of Michael B. Kinnard, Vice President-General
          Counsel and Secretary of the Company

    12.   Computation of Ratio of Earnings to Fixed Charges

    23(a) Consent of KPMG Peat Marwick LLP, Independent Certified
          Public Accountants..........................................

    23(b) Consent of Counsel for the Company (Included in Exhibit
          5)..........................................................

    24.   Power of Attorney (Included on page 13 of Part
          II).........................................................

    25. Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of a Corporation Designated to Act as a
          Trustee.....................................................